Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Fairfax Financial Holdings Limited of our report dated March 5, 2021 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of Fairfax Financial Holdings Limited, which appears in Exhibit 99.2 in the Annual Report on Form 40-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada
November 5, 2021